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Exhibit 99.4

CONSENT OF CITIGROUP GLOBAL MARKETS INC.

        We hereby consent to the use of our name and to the inclusion of our opinion letter, dated March 21, 2005, as Appendix C to, and the reference thereto under the captions "SUMMARY—Opinions of Ask Jeeves' Financial Advisors," "THE MERGER—Background to the Merger," "THE MERGER—Ask Jeeves' Reasons for the Merger" and "THE MERGER—Opinions of Ask Jeeves' Financial Advisors" in the Proxy Statement/Prospectus of Ask Jeeves, Inc., which Proxy Statement/Prospectus is part of Amendment No. 2 to the Registration Statement on Form S-4 of IAC/InterActiveCorp. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

CITIGROUP GLOBAL MARKETS INC.
By	/s/ CITIGROUP GLOBAL MARKETS INC. Managing Director

New York, New York
June 16, 2005

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CONSENT OF CITIGROUP GLOBAL MARKETS INC.